                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Oncogene Science, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------


     (4)  Date Filed:

          ---------------------------------------------------------------------

                                                               February 16, 1996

Dear Stockholders:

     It is a pleasure to invite you to the annual meeting of stockholders of Oncogene Science, Inc., which will be held at the headquarters of Pfizer Inc., at 235 East 42nd Street, New York, New York, on Monday, March 25, 1996, at 10:00 a.m. Eastern Standard Time. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to the matters to be voted upon at the meeting, there will be a presentation made on recent developments relating to the Corporation. Specific directions to Pfizer Inc.'s headquarters may be obtained by calling or writing to Ms. Kathy Galante, Investor Relations Coordinator, Oncogene Science, Inc., 106 Charles Lindbergh Boulevard, Uniondale, NY 11553, telephone no. (516) 222-0023.

     In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Corporation either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

     The Corporation's Annual Report to Stockholders for the fiscal year ended September 30, 1995, is being distributed to stockholders with the attached Proxy Statement.

                                          Sincerely,

                                          GARY E. FRASHIER
                                          Chief Executive Officer

                             ONCOGENE SCIENCE, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

     The annual meeting of stockholders of Oncogene Science, Inc. (the "Corporation") will be held at the headquarters of Pfizer Inc., located at 235 East 42nd Street, New York, New York, on Monday, March 25, 1996, at 10:00 a.m., for the following purposes:

          (1) to elect ten directors;

          (2) to consider and act upon a proposal to amend the Corporation's 1993 Incentive and Non-Qualified Stock Option Plan;

          (3) to consider and act upon a proposal to adopt an employee stock purchase plan, the 1995 Employee Stock Purchase Plan;

          (4) to consider and act upon a proposal to adopt a directors' stock purchase plan, the Directors' Stock Purchase Plan;

          (5) to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the fiscal year ending September 30, 1996; and

          (6) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 24, 1996, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at the Corporation's offices at 106 Charles Lindbergh Boulevard, Uniondale, New York 11553.

                                          By Order of the Board of Directors,

                                          ROBERT L. VAN NOSTRAND
                                          Secretary

February 16, 1996

                                   IMPORTANT

     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the postage-paid envelope enclosed for your convenience. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

                             ONCOGENE SCIENCE, INC.
                        106 CHARLES LINDBERGH BOULEVARD
                           UNIONDALE, NEW YORK 11553

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Oncogene Science, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on March 25, 1996, and any adjournment or adjournments thereof (the "Meeting"). A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 16, 1996.

     Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on January 24, 1996, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Corporation had issued and outstanding 17,541,034 shares of Common Stock, which are the only securities of the Corporation entitled to vote at the Meeting. Each share is entitled to one vote.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

     Assuming a quorum is present, (i) directors of the Corporation will be elected by a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting,
(ii) the affirmative vote of the holders of a majority of the issued and outstanding Common Stock present, in person or by proxy, and entitled to vote at the Meeting will be required to approve the adoption of the 1995 Employee Stock Purchase Plan (the "1995 Plan"), the adoption of the Directors' Stock Purchase Plan (the "Directors' Plan"), and the amendment to the Corporation's 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Plan"), and (iii) the affirmative vote of a majority of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting will be required for the ratification of the appointment of the auditors for the current fiscal year. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent auditors. With respect to all other matters to be voted on by stockholders at the Meeting, abstentions will have the same effect as "no" votes, and broker non-votes will have no effect on the outcome of the vote.

     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the Meeting will not have the effect of revoking a proxy unless the stockholder attending the Meeting shall, in writing, notify the Secretary of the Meeting of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors, the adoption of the 1995 Plan, the adoption of the Directors' Plan, the amendment of the 1993 Plan, and the ratification of the appointment of auditors for the current fiscal year that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as directors of the Corporation named below under the caption "Election of Directors," (ii) FOR the adoption of the 1995 Plan, (iii) FOR the adoption of the Directors' Plan, (iv) FOR the amendment to the Corporation's 1993 Plan, and
(vi) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the fiscal year ending September 30, 1996.

     The Corporation will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone. The Corporation may engage Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies from stockholders. In the event the Corporation does engage CIC, the Corporation will enter into an agreement with CIC pursuant to which the Corporation will pay CIC a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 31, 1995, regarding the beneficial ownership of the Common Stock by (i) all persons known to the Corporation who own more than 5% of the outstanding shares of the Common Stock, (ii) all corporate stockholders with whom the Corporation has entered into strategic collaborations, (iii) each director and nominee for director,
(iv) each executive officer, and (v) all officers and directors as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                                         PERCENT OF
                          NAME AND ADDRESS                             NO. OF SHARES      CLASS(1)
---------------------------------------------------------------------  -------------     ----------
Hoechst Marion Roussel, Inc. ........................................    1,590,909(2)        8.83%
  10236 Marion Park Drive
  Kansas City, Missouri 64137
Amerindo Investment Advisors Inc. ...................................    1,483,600           8.46%
  388 Market Street
  San Francisco, California 94111
Becton, Dickinson and Company........................................    1,250,000           7.13%
  One Becton Drive
  Franklin Lakes, New Jersey 07417
Ciba-Geigy Limited...................................................      909,091           5.19%
  CH-4002 Basel
  Switzerland
Pfizer Inc...........................................................      587,500           3.35%
  235 East 42nd Street
  New York, New York 10017
G. Morgan Browne.....................................................       55,897(3)           *
J. Gordon Foulkes, Ph.D. ............................................      114,157(4)           *
Gary E. Frashier.....................................................      193,937(5)        1.10%
John H. French, II...................................................       38,880(6)           *
Edwin A. Gee, Ph.D. .................................................       88,747(7)           *
Colin Goddard, Ph.D. ................................................       28,777(8)           *
Walter M. Lovenberg, Ph.D. ..........................................       53,000(9)           *
Walter M. Miller.....................................................            0(10)          *
Steve M. Peltzman....................................................      118,300(11)          *
Ann H. Rose, Ph.D. ..................................................       25,559(12)          *

                                                                                         PERCENT OF
                          NAME AND ADDRESS                             NO. OF SHARES      CLASS(1)
---------------------------------------------------------------------  -------------     ----------

Gary Takata..........................................................        9,700(13)          *
Robert L. Van Nostrand...............................................       54,084(14)          *
John P. White........................................................       20,000              *
All directors and executive officers as a group
  (thirteen persons).................................................      769,038(15)       4.22%

---------------
  * Represents ownership of less than 1% of the outstanding shares of the Corporation's Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of the Corporation's Common Stock for any person or group who as of December 31, 1995, beneficially owned any shares pursuant to options which are exercisable within 60 days of December 31, 1995, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on December 31, 1995.

 (2) Includes 500,000 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding warrants.

 (3) Includes 400 shares owned by Mr. Browne's wife as to which Mr. Browne disclaims beneficial ownership. Includes 18,747 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options. Also includes 21,750 shares owned by Cold Spring Harbor Laboratory, of which Mr. Browne is an executive officer. Mr. Browne disclaims beneficial ownership of the shares owned by Cold Spring Harbor Laboratory.

 (4) Includes 113,987 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

 (5) Includes 185,003 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

 (6) Includes 34,380 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

 (7) Consists entirely of shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of options.

 (8) Includes 27,899 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

 (9) Includes 50,000 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

(10) Excludes 1,250,000 shares owned by Becton, Dickinson and Company, of which Mr. Miller is an executive officer. Mr. Miller disclaims beneficial ownership of such shares.

(11) Includes 103,256 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

(12) Includes 25,500 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

(13) Consists entirely of shares owned by Mr. Takata's wife, as to which Mr. Takata disclaims beneficial ownership.

(14) Includes 53,499 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

(15) Includes 701,018 shares that may be acquired at or within 60 days of December 31, 1995, pursuant to the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the Meeting, ten directors are to be elected, each to hold office (subject to the Corporation's By-Laws) until the next annual meeting of stockholders and until his respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee selected by management prior to or at the Meeting, or for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees has been furnished by them to the Corporation.

                NAME                   AGE            POSITION(S) WITH THE CORPORATION
-------------------------------------  ---     -----------------------------------------------
Edwin A. Gee, Ph.D...................  75      Chairman of the Board and Director
Gary E. Frashier.....................  59      Vice Chairman and Chief Executive Officer and
                                                 Director
Steve M. Peltzman....................  49      President and Chief Operating Officer and
                                               Director
J. Gordon Foulkes, Ph.D. ............  42      Vice President and Chief Scientific Officer and
                                                 Director
G. Morgan Browne.....................  60      Director
John H. French, II...................  64      Director
Walter M. Lovenberg, Ph.D............  61      Director
Walter M. Miller.....................  52      Director
Gary Takata..........................  61      Director
John P. White........................  49      Director

     Edwin A. Gee, Ph.D., a director of the Corporation since 1985, served as President, Chairman of the Board and Chief Executive Officer of International Paper Company from 1978 until his retirement in April 1985. Prior to 1978, Dr. Gee was a Senior Vice President, member of the Executive Committee and a director of E.I. du Pont de Nemours and Company. Dr. Gee also serves as a member of the Board of Directors of Biocryst Pharmaceuticals, Inc. and the Buckhill Falls Company. Dr. Gee is also Director Emeritus of the Salomon Brothers Fund, Inc., the Salomon Brothers Investors Fund, Inc. and the Salomon Brothers Capital Fund, Inc. Dr. Gee served as an executive officer of the Corporation, holding the position of Chairman of the Board of the Corporation, from April 1987 until March 1990. Since March 1990, Dr. Gee has retained the title of Chairman of the Board of Directors, but no longer serves as an officer of the Corporation.

     Gary E. Frashier was appointed Vice Chairman and Chief Executive Officer in March 1994. Prior to that, he had been President and Chief Executive Officer of the Corporation since March 1990. He was elected to the Board of Directors of the Corporation on March 21, 1990. From April 1987 to February 1990, he served as President, Chief Executive Officer and a director of Genex Corporation, a biotechnology company which specialized in protein engineering. From 1984 through March 1987, he was Chairman, President and Chief Executive Officer of Continental Water Systems Corporation, a corporation engaged in the manufacture and marketing of equipment to produce ultrapure water, which was purchased from Millipore Corporation ("Millipore") in a management buy-out organized by Mr. Frashier. Mr. Frashier served as an Executive Vice President of Millipore and President of Waters Associates, Inc., Millipore's liquid chromatography subsidiary, from 1980 through 1983.

     Steve M. Peltzman was appointed President and Chief Operating Officer of the Corporation in March 1994. Prior to that, he had been the Corporation's Executive Vice President and Chief Operating Officer since October 1991, upon consummation of the acquisition by the Corporation of the cancer business of Applied bioTechnology, Inc. From June 1984 until October 1991, he served as President and Chief Executive Officer of Applied bioTechnology, Inc. From 1986 to 1990, Mr. Peltzman also was President of a partnership between Applied bioTechnology and E.I. du Pont de Nemours and Company, which focused on the development of products relating to the prevention, diagnosis and treatment of human cancer. He became a director of the Corporation in March 1992.

     J. Gordon Foulkes, Ph.D., has been the Chief Scientific Officer of the Corporation since October 1991, a Vice President of the Corporation since 1990 and Director of Therapeutics of the Corporation from 1987 until 1991. Prior to Dr. Foulkes' employment with the Corporation, he was head of a laboratory and a tenured member of the scientific staff of the Medical Research Council in London, U.K., from 1984 to 1987. Dr. Foulkes became a director of the Corporation in March 1994.

     G. Morgan Browne has been Administrative Director of the Cold Spring Harbor Laboratory since June 1985. Prior to 1985, Mr. Browne provided management services to a series of scientifically based companies. He is presently a director of Harris & Harris Group, Inc., and the New York Biotechnology Association, as well as a Director and Treasurer of the Long Island Research Institute. Mr. Browne became a director of the Corporation in March 1993.

     John H. French, II, has been Vice Chairman of Southern Pacific Petroleum N.L. (U.S.) for the past five years. Mr. French has been Vice Chairman of the Russian American Chamber of Commerce since December 1994, and prior to that time he was the Chairman of this organization from July 1992. He was Chairman of the Board from January 1990 to February 1992, and President from 1960 to February 1992, of Research and Science Investors, Inc., a New York venture capital concern. He became a director of the Corporation in July 1988.

     Walter M. Lovenberg, Ph.D., was an Executive Vice President and member of the Board of Directors of Marion Merrell Dow Inc. from 1989 through August 1993. Dr. Lovenberg served as the President of the Merrell Dow Research Institute from 1989 to 1993 and Vice President from 1986 through 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg currently serves as a member of the Board of Directors of Xenometrix Inc., Cytoclonal Pharmaceutics, Inc. and BioStart, Inc. Dr. Lovenberg has served as a consultant to the Corporation since October 1993. Dr. Lovenberg became a director of the Corporation in March 1994.

     Walter M. Miller has been Senior Vice President of Becton, Dickinson and Company ("Becton") since July 1995. Prior to that, Mr. Miller was Sector President, Infectious Disease Diagnostics of Becton from October 1994 to June 1995 and Sector President, Diagnostics of Becton from July 1986 to September 1994. Mr. Miller became a director of the Corporation in September 1990.

     Gary Takata, a founder of the Corporation, is a private investor and venture capitalist. From August 1989 until April 1992, he was President and a director of Zeron Acquisition I Corp. (formerly named Pilgrim Acquisition Corp.), a business development company. Since March 1992, he has been President and a director of Jupiter Acquisitions, Inc. and Zeron Acquisition II, Inc., and since November 1992, he has been President and a director of Athena Acquisitions, Inc., Saturn Acquisitions, Inc., Mars Acquisitions, Inc., Juno Acquisitions, Inc. and Neptune Acquisitions, Inc. All of these firms are business development companies. Mr. Takata has been a director of the Corporation since May 1983.

     John P. White is a partner in Cooper & Dunham, a New York City law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White also serves on the Board of Directors of Bio-Technology General Corp. and Biocardia Corporation. Mr. White has been a director of the Corporation since May 1985.

     The Corporation's directors are elected at the annual meeting of stockholders and hold office (subject to the By-Laws of the Corporation) until the next succeeding annual meeting of stockholders and until their successors are elected and qualified. Each of the nominees named above was elected as a director of the Corporation at the annual meeting of stockholders held on March 22, 1995.

     The Corporation has entered into an agreement with Becton pursuant to which Becton is entitled to representation on the Board of Directors of the Corporation. Mr. Miller has been nominated pursuant to the agreement between the Corporation and Becton.

     The Board of Directors held four meetings during the last fiscal year. None of the directors attended fewer than 75% of the number of meetings of the Board of Directors or any committee of which he is a member held during the period in which he was a director or a committee member, as applicable.

     The Board of Directors has a Nominating Committee, which currently consists of Dr. Gee and Messrs. Frashier, French and Miller. The Nominating Committee held one meeting during the last fiscal year. The principal functions of the Nominating Committee are to review and select candidates for nomination to the Board of Directors. In fulfilling this responsibility, the Nominating Committee considers recommendations received from stockholders and other qualified sources.

     The Compensation Committee of the Board of Directors currently consists of Dr. Gee and Messrs. French, Miller, Takata and White. The Compensation Committee held three meetings during the last fiscal year. The Compensation Committee is authorized, subject to the Certificate of Incorporation and By-Laws of the Corporation and the Delaware General Corporation Law, to exercise all power and authority of the Board of Directors with respect to the compensation of employees of the Corporation. It also addresses a variety of organizational matters with respect to the Corporation and its employees. The Compensation Committee also administers the Corporation's stock option plans.

     The Audit Committee of the Board of Directors currently consists of Drs. Gee and Lovenberg and Messrs. Browne and White. The Audit Committee held one meeting during the last fiscal year. The Audit Committee is responsible for reviewing the adequacy of the structure of the Corporation's financial organization and the implementation of its financial and accounting polices. In addition, the Audit Committee reviews the results of the audit performed by the Corporation's outside auditors before the Annual Report to Stockholders is published.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The names and ages of the executive officers of the Corporation as of December 31, 1995, and their positions with the Corporation are as follows:

              NAME                 AGE                 POSITION AND DATE COMMENCED
---------------------------------  ---     ----------------------------------------------------
Gary E. Frashier.................  59      Vice Chairman and Chief Executive Officer since
                                           March 1994; President and Chief Executive Officer
                                             from March 1990 to March 1994
Steve M. Peltzman................  49      President and Chief Operating Officer since March
                                           1994; Executive Vice President and Chief Operating
                                             Officer from October 1991 to March 1994
J. Gordon Foulkes, Ph.D. ........  42      Chief Scientific Officer since October 1991; Vice
                                           President since May 1990; Director of Therapeutics
                                             from March 1987 until 1991
Colin Goddard, Ph.D. ............  36      Vice President, Research Operations since April
                                           1995; Vice President, Research Operations,
                                             Pharmaceutical Division since December 1993;
                                             Director, Pharmaceutical Operations since February
                                             1993; Director Drug Discovery since May 1992;
                                             Program Manager, Drug Discovery since April 1991;
                                             Staff scientist since 1989
Robert L. Van Nostrand...........  38      Vice President, Finance and Administration since May
                                           1990; Treasurer since March 1992; Secretary since
                                             March 1995; Controller and Chief Accounting
                                             Officer from September 1986 to May 1990
Ann H. Rose, Ph.D. ..............  53      Vice President, TGF-Beta Program and Regulatory
                                           Affairs since April 1994

     Set forth below is a biographical description of each executive officer's employment history, prior to employment by the Corporation, based on information supplied by such executive officers:

     Gary E. Frashier.  See "Election of Directors."

     Steve M. Peltzman.  See "Election of Directors."

     J. Gordon Foulkes, Ph.D.  See "Election of Directors."

     Colin Goddard, Ph.D., was employed as a research scientist with the National Cancer Institute in Bethesda, Maryland from 1986.

     Robert L. Van Nostrand was employed by the accounting firm of Touche Ross & Co. prior to his employment by the Corporation. Mr. Van Nostrand is a certified public accountant.

     Ann H. Rose, Ph.D., was an independent consultant providing clinical and regulatory development consulting services to companies in the biopharmaceutical area prior to her employment by the Corporation.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by the Corporation for services rendered for the last three completed fiscal years to its chief executive officer and its five other most highly compensated executive officers (the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                        --------------------------------------   ------------
                                                                    OTHER         SECURITIES      ALL OTHER
          NAME AND             FISCAL                              ANNUAL         UNDERLYING       COMPEN-
     PRINCIPAL POSITION         YEAR    SALARY(A)    BONUS(B)  COMPENSATION(C)    OPTIONS(#)      SATION(D)
-----------------------------  ------   --------     -------   ---------------   ------------     ---------
Gary E. Frashier.............   1995    $265,884     $90,000            --               --        $  4,621
  Vice Chairman and Chief       1994     255,369      90,000            --          100,000           4,620
  Executive Officer             1993     232,446      85,000            --               --           4,497
  and Director
Steve M. Peltzman............   1995    $192,289     $50,000            --          112,500(e)     $  4,987
  President and Chief           1994     184,742      50,000            --           40,000           4,750
  Operating Officer             1993     172,288      45,000            --           60,000           4,548
  and Director
J. Gordon Foulkes, Ph.D......   1995    $176,250     $45,000            --           37,500(e)     $  4,707
  Vice President and Chief      1994     177,800      43,000            --           20,000           5,001
  Scientific Officer            1993     157,896      43,000            --           35,000           4,326
  and Director
Robert L. Van Nostrand.......   1995    $109,750     $28,500            --           15,000(e)     $  3,571
  Vice President,               1994     107,423      24,500            --               --           3,223
  Finance and Administration,   1993      97,329      23,500            --           20,000           2,920
  Treasurer and Secretary
Colin Goddard, Ph.D..........   1995    $119,914     $35,000            --           35,000        $  3,598
  Vice President,               1994     111,875      27,000            --           25,000          11,826(f)
  Research Operations           1993      82,918      23,500            --           28,000             346

Ann H. Rose, Ph.D............   1995    $141,346     $25,000       $20,000           25,000        $  3,747
  Vice President, TGF-Beta      1994      68,019(g)   11,500        94,669           30,000           1,091
  Program and Regulatory        1993          --          --        76,801               --              --
  Affairs

---------------
(a) Includes the executive officers' before-tax contributions to the Corporation's 401(k) Savings Plan.

(b) Bonuses are paid subsequent to the end of the fiscal year.

(c) Dr. Rose was a consultant for the Corporation prior to her employment, which began on April 1, 1994. In 1995, her other compensation included $20,000 in reimbursement for office expenses. In 1994, her other compensation included $43,750 in consulting fees, $33,418 in reimbursement for travel related expenses, and $17,501 in reimbursement for office expenses. In 1993, her other compensation included $60,000 in consulting fees, $10,801 in reimbursement for travel and related expenses, and $6,000 in reimbursement for office expenses.

(d) Consists of the Corporation's contributions to the executive officers' 401(k) Savings Plan accounts, unless otherwise noted.

(e) Represents options granted upon surrender of other options pursuant to an option exchange program, as described under "Stock Option Grants."

(f) Consists of an Outstanding Achievement Award in the amount of $8,873 and the remainder consists of the Corporation's contribution to Dr. Goddard's 401(k) Savings Plan account.

(g) Dr. Rose was hired on April 1, 1994.

STOCK OPTION GRANTS

     The following table sets forth grants of stock options made during the Corporation's fiscal year ended September 30, 1995, to each of the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZED
                                                                                       VALUE AT ASSUMED
                                               INDIVIDUAL GRANTS                        ANNUAL RATES OF
                             ------------------------------------------------------       STOCK PRICE
                                          % OF TOTAL                                   APPRECIATION FOR
                                        OPTIONS GRANTED                                   OPTION TERM
                             OPTIONS     TO EMPLOYEES     EXERCISE     EXPIRATION     -------------------
            NAME             GRANTED    IN FISCAL YEAR     PRICE          DATE           5%        10%
---------------------------- -------    ---------------   --------   --------------   --------   --------
Gary E. Frashier............       0            --             --                --         --         --
Steve M. Peltzman........... 112,500(a)      14.01%        $3.500    March 21, 2005   $110,531   $407,531
J. Gordon Foulkes, Ph.D. ...  37,500(b)       4.67%         3.500    March 21, 2005     36,844    135,834
Robert L. Van Nostrand......  15,000(c)       1.87%         3.500    March 21, 2005     14,738     54,338
Colin Goddard, Ph.D. .......  35,000(d)       4.36%         4.125     June 20, 2005     83,825    218,225
Ann H. Rose, Ph.D. .........  25,000(d)       3.11%         4.125     June 20, 2005     59,875    155,875

---------------
(a) New options granted upon surrender of 150,000 options pursuant to the terms of an option exchange program (the "Exchange Program") made available to all holders of options effective as of March 22, 1995. The new options were 25% vested immediately, with the remainder vesting ratably on a monthly basis over the succeeding 36 months.

(b) New options granted upon surrender of 50,000 options pursuant to the Exchange Program.

(c) New options granted upon surrender of 20,000 options pursuant to the Exchange Program.

(d) Options become one-third vested on the first anniversary of the date of grant, with the remainder vesting ratably on a monthly basis over the succeeding 24 months.

EXERCISE OF OPTIONS

     The following table sets forth (i) certain information relating to options exercised by the named executive officers during the fiscal year ended September 30, 1995, and (ii) the total number of unexercised options at September 30, 1995, and the total value of unexercised in-the-money options at September 30, 1995, for the named executive officers:

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF
                                                                 SECURITIES              VALUE OF
                                       AGGREGATED                UNDERLYING             UNEXERCISED
                                    OPTION EXERCISES            UNEXERCISED            IN-THE-MONEY
                                   DURING FISCAL 1995             OPTIONS                 OPTIONS
                                 ----------------------        AT FISCAL YEAR         AT FISCAL YEAR
                                   SHARES                          END(#)                 END(A)
                                  ACQUIRED      VALUE        ------------------     -------------------
             NAME                ON EXERCISE   REALIZED      VESTED    UNVESTED      VESTED    UNVESTED
-------------------------------  -----------   --------      -------   --------     --------   --------
Gary E. Frashier...............    100,000     $365,821(b)   176,668     73,332     $580,419   $100,832
Steve M. Peltzman..............         --           --       83,201    129,299      126,168    199,770
J. Gordon Foulkes, Ph.D. ......      6,000       13,072(c)   103,433     58,067      210,077     83,900
Robert L. Van Nostrand.........         --           --       49,019     20,981       82,486     29,214
Colin Goddard, Ph.D. ..........      5,850       16,557(d)    22,745     74,255       22,985     90,620
Ann H. Rose, Ph.D. ............         --           --       21,125     48,875       25,578     61,922

---------------
(a) Based on the closing sale price of the Common Stock on the Nasdaq National Market on September 30, 1995, of $5.375 per share, less the exercise price.

(b) Net of $24,054 paid by Mr. Frashier to the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

(c) Net of $68 paid by Dr. Foulkes to the Corporation pursuant to Section 16(b) of the Exchange Act.

(d) Net of $3,129 paid by Dr. Goddard to the Corporation pursuant to Section 16(b) of the Exchange Act.

COMPENSATION OF DIRECTORS

     Drs. Gee and Lovenberg and Messrs. Browne, French, Takata and White are the only current directors compensated for attendance at Board of Directors' meetings. Each is paid a $1,500 retainer per month and $1,500 for each meeting of the Board of Directors he attends. In addition, each of these persons receives $250 for each meeting of a committee of the Board he attends that is held on the same day as a meeting of the Board of Directors, and $500 for each meeting of a committee of the Board he attends that is held on a date other than a date upon which a meeting of the Board of Directors is held. Each new director, who is not also an employee of the Corporation or the designee of a third party who is entitled to representation on the Board of Directors of the Corporation (each a "Non-Employee Director"), is granted an option covering 50,000 shares of Common Stock when he or she is first elected to the Board. This option is immediately exercisable with respect to 25,000 shares, and becomes exercisable with respect to the remainder of the shares upon the reelection of such director to the Board. Except for Drs. Gee and Lovenberg and Messrs. Browne, French, Takata and White, none of the Corporation's directors were compensated for services as directors during the fiscal year ended September 30, 1995.

     One of the proposals to be considered and acted upon by stockholders at the Meeting is the adoption of an amendment to the 1993 Incentive and Non-Qualified Stock Option Plan. The proposed amendment would establish automatic, formula based option awards for all Non-Employee Directors as more fully discussed under "Amendment of the 1993 Incentive and Non-Qualified Stock Option Plan." In addition, another proposal to be considered at the Meeting, is a proposal to adopt a directors' stock purchase plan which, if approved by the stockholders, would allow directors to elect to receive portions of their retainer and attendance fees in the form of shares of Common Stock. See "Approval of Directors' Stock Purchase Plan" for further discussion of this proposal.

     Dr. Gee has been paid $50,000 per year by the Corporation as a general business consultant and for additional services he has performed on behalf of the Corporation. Dr. Lovenberg was paid $49,333 by the Corporation in the last fiscal year for services rendered as a general business consultant.

EMPLOYMENT AGREEMENTS

  Gary E. Frashier

     In February 1990, the Corporation entered into a three-year employment agreement with Gary E. Frashier, Vice Chairman and Chief Executive Officer of the Corporation. The initial term of the agreement expired in February 1993, but pursuant to its terms, the agreement has been extended automatically on a year-to-year basis. Under the agreement, Mr. Frashier is entitled to a minimum base salary of $185,000 per annum, plus such other amounts, if any, as the Board may from time to time determine. Mr. Frashier's current annual salary is $268,000. In addition, Mr. Frashier is eligible for incentive bonus compensation in an amount up to 50% of his base salary. Pursuant to this agreement, Mr. Frashier was granted options to purchase up to an aggregate of 450,000 shares of the Corporation's Common Stock under the Corporation's 1985 Stock Option Plan and 1989 Incentive and Non-Qualified Stock Option Plan at an exercise price of $1.75 per share. The agreement provides that Mr. Frashier will be entitled to other customary fringe benefits generally available to executive employees of the Corporation. The agreement also contains provisions prohibiting Mr. Frashier from competing with or becoming engaged in the same business as the Corporation or any parent, subsidiary or affiliate of the Corporation for a period of up to two years commencing on the date he ceases to be employed by the Corporation or any parent, subsidiary or affiliate of the Corporation (whether or not the agreement is still in effect). The agreement also provides Mr. Frashier with severance benefits in the event the Corporation terminates his employment, other than for cause or due to Mr. Frashier's death or disability, or reduces his title, job duties, salary or benefits following a change in control. The agreement provides that in the event Mr. Frashier terminates his employment due to a change in control of the Corporation, Mr. Frashier will receive a payment equal to 2.99 times his base salary, and all options that were previously granted to him shall become exercisable. If the Corporation terminates the employment agreement, other than for cause or due to Mr. Frashier's death or disability, the Corporation shall be obligated to continue Mr. Frashier's benefits and to continue paying Mr. Frashier his base salary for the six month period immediately succeeding such termination, at the rate in effect on the date of termination.

  Steve M. Peltzman

     On August 27, 1991, the Corporation entered into an employment agreement with Steve M. Peltzman, President and Chief Operating Officer of the Corporation, who was formerly the President of Applied bioTechnology, Inc. The agreement became effective on October 4, 1991, upon the consummation of the Corporation's acquisition of the cancer business of Applied bioTechnology. The term of the agreement is three years, but provides for automatic extensions for additional one-year terms. Under the agreement, Mr. Peltzman is entitled to a minimum base salary of $160,000 per annum, plus such other amounts, if any, as the Board may from time to time determine. Mr. Peltzman's current annual salary is $193,500. In addition, Mr. Peltzman is entitled to participate in the Corporation's discretionary Management Incentive Compensation Plan and to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreement also contains provisions prohibiting Mr. Peltzman from competing with or becoming engaged in the same business as the Corporation or any parent, subsidiary or affiliate of the Corporation for a period of up to two years commencing on the date he ceases to be employed by the Corporation or any parent, subsidiary or affiliate of the Corporation (whether or not the agreement is still in effect). The agreement also provides Mr. Peltzman with severance benefits in the event that the Corporation terminates his employment other than for cause or due to Mr. Peltzman's death or disability. If the Corporation terminates the employment agreement, other than for cause or due to Mr. Peltzman's death or disability, the Corporation is obligated to pay Mr. Peltzman's benefits and to continue paying Mr. Peltzman his base salary at the rate in effect on the date of termination, for a period of six months immediately succeeding such termination.

  J. Gordon Foulkes, Ph.D.

     In September 1992, the Corporation entered into an employment agreement with Dr. J. Gordon Foulkes, Ph.D., Vice President and Chief Scientific Officer of the Corporation. The initial term of the agreement expired on February 28, 1995, but, pursuant to its terms, the agreement has been extended automatically on a year-to-year basis. Under the agreement, Dr. Foulkes is entitled to a minimum base salary of $152,500 per annum, plus such other amounts, if any, as the Board may from time to time determine. Dr. Foulkes's current annual salary is $180,500. In addition, Dr. Foulkes is entitled to participate in the Corporation's discretionary Management Incentive Compensation Plan and to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreement also contains provisions prohibiting Dr. Foulkes from competing with or becoming engaged in the same business as the Corporation or any parent, subsidiary or affiliate of the Corporation for a period of up to one year commencing on the date he ceases to be employed by the Corporation or any parent, subsidiary or affiliate of the Corporation (whether or not the agreement is still in effect). The agreement also provides Dr. Foulkes with severance benefits in the event that the Corporation terminates his employment other than for cause or due to Dr. Foulkes' death or disability. If the Corporation terminates the employment agreement, other than for cause or due to Dr. Foulkes' death or disability, the Corporation is obligated to pay Dr. Foulkes' benefits and to continue paying Dr. Foulkes his base salary at the rate in effect on the date of termination, for a period of six months immediately succeeding such termination.

  Colin Goddard, Ph.D.

     On April 28, 1993, the Corporation entered into an employment agreement with Colin Goddard, Ph.D., Director of Research Operations of the Corporation. The agreement expires on April 30, 1998, but provides for automatic extensions for additional one-year terms. Under the agreement, Dr. Goddard is entitled to a minimum base salary of $100,000 per annum, plus such other amounts, if any, as the Board may from time to time determine. Dr. Goddard's current annual salary is $123,000. In addition, Dr. Goddard is entitled to participate in the Corporation's discretionary Management Incentive Compensation Plan and to receive other customary fringe benefits generally available to executive employees of the Corporation. The agreement also contains provisions prohibiting Dr. Goddard from competing with or becoming engaged in the same business as the Corporation or any parent, subsidiary or affiliate of the Corporation for a period of up to two years commencing on the date he ceases to be employed by the Corporation or any parent, subsidiary or affiliate of the Corporation (whether or not the agreement is still in effect). The agreement also provides Dr. Goddard with severance benefits in the event that the Corporation terminates his employment other than for cause or due to Dr. Goddard's death or disability. If the Corporation terminates the employment agreement, other than for cause or due to Dr. Goddard's death or disability, the Corporation is obligated to pay Dr. Goddard's benefits and to continue paying Dr. Goddard his base salary at the rate in effect on the date of termination, for a period of six months immediately succeeding such termination.

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

To: The Board of Directors

     At a special meeting of the Corporation's Compensation Committee (the "Committee") held on March 22, 1995, the Committee approved a stock option exchange program (the "Exchange Program") pursuant to which all persons then holding options to purchase shares of the Corporation's common stock (the "Common Stock") (the "Option Holders"), were given the opportunity to exchange their current options (the "Old Options") for a smaller number of new options (the "New Options") exercisable at a lower exercise price and with modified vesting.

     The Committee approved the Exchange Program after consideration of many factors and determination that the benefits to the Corporation attributable to the Old Options had diminished and that the terms of the Exchange Program would be in the best interests of the Corporation. Because the market price of the Common Stock had remained low and, in the opinion of the Committee, undervalued during 1994, many of the Old Options had exercise prices in excess of the current market price. Consequently, the Old Options had little or no value to the Option Holders, many of whom had been involved with the Corporation for several years, and the Old Options no longer offered as great an incentive to the Option Holders as intended at the time the Old Options were issued.

     The Committee recognized, however, that to exchange Old Options at a high exercise price for New Options at a lower exercise price, on a one-to-one basis, would not be fair to Option Holders who did not exchange their Old Options or to other stockholders. The Exchange Program, therefore, granted all Option Holders the right to surrender any or all of their Old Options for New Options on the basis of three New Options for every four Old Options surrendered, and the exercise price of the New Options was set at $3.50 per share, $.75 per share higher than the market price of the Common Stock as of the close of business on March 22, 1995. Additionally, many of the Old Options were approaching full vesting: for example, Old Options granted in 1991 were 80% vested, and Old Options granted in 1992 were 60% vested. Vesting of the New Options was set at 25% immediately upon grant, with the remaining 75% to vest monthly, on a pro rata basis over the three years following the date of grant, in order to preserve some of the Option Holders' existing rights.

     The Exchange Program was offered to all Option Holders. All Option Holders were entitled to elect to surrender their Old Options until April 15, 1995. Among the Option Holders who exchanged Old Options for New Options were several of the Company's senior executive officers. Steve M. Peltzman exchanged Old Options to purchase 150,000 shares for New Options to purchase 112,500 shares. A portion of the Old Options exchanged by Mr. Peltzman were granted in 1991 with an exercise price of $5.63 per share (75,000 shares) and the balance of the Old Options exchanged by Mr. Peltzman were granted in 1992 with an exercise price of $4.875 per share. J. Gordon Foulkes, Ph.D., exchanged 50,000 Old Options which had been granted in 1992 at an exercise price of $4.875, for 37,500 New Options. Robert L. Van Nostrand exchanged 20,000 Old Options which had been granted in 1992 at an exercise price of $4.875, for 15,000 New Options.

                                          Edwin A. Gee, Ph.D., Chairman
                                          John H. French, II
                                          Walter M. Miller
                                          Gary Takata
                                          John P. White

     The following table sets forth certain information concerning the exchange or other repricing of options held by any executive officer during the last ten completed fiscal years:

                        TEN-YEAR OPTION REPRICING TABLE

                                                                                                   LENGTH OF
                                                                                                   ORIGINAL
                                            NUMBER OF      MARKET       EXERCISE                  OPTION TERM
                                            SECURITIES    PRICE OF      PRICE AT                   REMAINING
                                            UNDERLYING    STOCK AT       TIME OF        NEW       AT DATE OF
                                             REPRICED      TIME OF      REPRICING     EXERCISE     REPRICING
              NAME                  DATE     OPTIONS      REPRICING    (PER SHARE)     PRICE       (MONTHS)
--------------------------------  --------  ----------    ---------    -----------    --------    -----------
Steve M. Peltzman...............   3/22/95    75,000(1)     $2.75        $5.6300       $ 3.50          76
  President and.................   3/22/95    75,000(1)     $2.75        $4.8750       $ 3.50          87
  Chief Operating Officer
J. Gordon Foulkes...............   3/22/95    50,000(2)     $2.75        $4.8750       $ 3.50          87
  Vice President and
  Chief Scientific Officer
Robert L. Van Nostrand..........   3/22/95    20,000(3)     $2.75        $4.8750       $ 3.50          87
  Vice President,
  Finance and Administration

---------------
(1) Surrendered for 56,250 New Options as described in "Report Repricing of Options."

(2) Surrendered for 37,500 New Options as described in "Report Repricing of Options."

(3) Surrendered for 15,000 New Options as described in "Report Repricing of Options."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Corporation's fiscal year ended September 30, 1995, the Compensation Committee consisted of Dr. Gee and Messrs. French, Miller, Takata and White. Dr. Gee served as an executive officer of the Corporation from 1987 through 1990.

     Mr. Miller is Senior Vice President of Becton. The Corporation and Becton are parties to a collaborative research agreement and related contracts pertaining to a joint program to develop cancer diagnostic products. These agreements provide, among other things, that the Corporation and Becton share equally all pre-clinical research and development costs. Becton will fund the clinical development of products, if any. The Corporation has granted Becton an exclusive, perpetual, worldwide license to make, use and sell all FDA-approved diagnostic products developed under this program. Becton will pay the Corporation royalties of 2% to 5% on net sales of such products for a period that, with respect to each product, expires ten years after the first sale of such product in the United States. Thereafter, Becton's license will be royalty-free. The collaborative research agreement, which became effective in October 1991, expires in October 1996. Under this agreement, Becton provided an aggregate of $1,400,094 in funding to the Corporation in the fiscal year ended September 30, 1995. Becton is expected to provide an additional $1 million under this agreement in fiscal 1996.

REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     It is a part of the responsibility of the Corporation's Compensation Committee (the "Committee") to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation's stock option plans. Consequently it is the Committee's responsibility to review compensation levels of members of management and to evaluate the performance of management.

     In evaluating the reasonableness of compensation paid to the Corporation's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies as well as the Corporation's performance. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.

     It is the Corporation's policy that the compensation of executive officers be based, in substantial part, on the Corporation's performance, as well as the individual contribution of each executive officer. As a result, much of an executive officer's compensation is "at risk" in the form of bonus and stock option compensation with target levels established by the Committee for each position relative to total cash compensation.

     The base salary of Gary Frashier, the Corporation's Chief Executive Officer, for fiscal 1995, was based principally on his rights under an employment agreement with the Corporation, dated February 1990 (the "Employment Agreement"). Based on negotiations between the Board of Directors and Mr. Frashier in connection with his joining the Corporation in February 1990, Mr. Frashier's minimum base annual salary was set at $185,000. This amount was increased by the Compensation Committee to $200,000 for 1991, to $224,000 for 1992, to $242,000 for 1993, to $254,000 for 1994, and to $268,000 for 1995, to
keep pace with salaries being paid to other chief executive officers of similar companies and in recognition of the Corporation's performance. Mr. Frashier's base annual salary generally becomes effective on April 1st of each year, for the ensuing twelve-month period.

     Under the Employment Agreement, Mr. Frashier is eligible for incentive bonus compensation in an amount up to 50% of his base salary. Because the Corporation is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in the evaluation of Mr. Frashier's performance. For fiscal year 1995, the Committee awarded Mr. Frashier a bonus of $90,000 in recognition of achievement of the following objectives: the progression of clinical trials of TGF-Beta3 for wound healing and oral mucositis; the extension and expansion of the Corporation's collaborative program with Ciba-Geigy Limited ("Ciba") for the development of TGF-Beta3; the associated equity investment by Ciba of $5 million as well as the option for an additional $10 million investment; the completion of several million compound tests in the Corporation's multiple drug discovery programs; the advancement of active lead compounds toward clinical development in the Hoechst Marion Roussel and Wyeth-Ayerst collaborations as well as in the Corporation's proprietary programs; the nomination by Pfizer of the collaborative program's first clinical drug candidate; the sale of the Corporation's Research Products Business for $6 million in cash plus other considerations; the heightened visibility of the Corporation and the subsequent increase in its market valuation; the expansion of the Corporation's drug development base, proprietary and collaborative, to 29 disease targets; and maintenance of a strong financial base and adequate cash reserves.

     The Corporation's performance (or that of the appropriate division or unit) for purposes of compensation decisions is measured under the Corporation's Annual Business Plan against goals established prior to the start of the fiscal year by the Committee and is reviewed and approved by the Committee. The Committee weights individual performance so that in each case the discretionary annual bonuses fall within a preset range.

     During 1995, the Committee also considered the grant of stock options to each of the Company's executive officers. Each of those officers was considered for stock options based on his responsibilities and relative position in the Corporation and his existing stock option position.

                                          Edwin A. Gee, Ph.D., Chairman
                                          John H. French, II
                                          Walter M. Miller
                                          Gary Takata
                                          John P. White

STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a five-year comparison of cumulative returns on the Corporation's Common Stock against the Standard & Poor's 500 Stock Index ("Broad Market") and the Dow Jones Industry Group Biotechnology ("Industry Index"), based on an assumed investment of $100 on October 1, 1990, in each case assuming reinvestment of all dividends.

      Measurement Period           Oncogene      Industry In-
    (Fiscal Year Covered)        Science, Inc.        dex        Broad Market
1990                                       100             100             100
1991                                    400.00          205.38          131.18
1992                                    291.67          188.91          145.69
1993                                    266.67          186.42          164.65
1994                                    216.67          192.12          170.72
1995                                    358.33          275.19          221.50

                              CERTAIN TRANSACTIONS

     Walter M. Miller, a director of the Corporation, is an officer of Becton. See "Compensation Committee Interlocks and Insider Participation" for a description of the Corporation's relationship with Becton.

     Mr. John P. White, a director of the Corporation, is a partner of Cooper & Dunham, a New York City law firm specializing in patent, trademark and related intellectual property matters. In fiscal year 1995, the Corporation paid or accrued professional fees to Cooper & Dunham in an aggregate amount of $376,759.

     Mr. G. Morgan Browne, a director of the Corporation, is the Administrative Director of the Cold Spring Harbor Laboratory ("CSHL"). In fiscal year 1995, the Corporation paid or accrued fees to CSHL in an aggregate amount of $120,500, for funding under a corporate sponsorship program and license fees.

     In July 1995, the pharmacentical operations of Hoechst AG ("Hoechst"), Hoechst Roussel Pharmaceuticals, Inc. ("HRPI") and Marion Merrell Dow Inc. ("MMDI") combined into one entity, HMRI. Prior to this date the Corporation had collaborative agreements with all three of these companies (the "Predecessor Agreements"). HMRI has succeeded to the Predecessor Agreements. In the transaction described above, HMRI acquired 1,090,909 shares and a warrant to purchase an additional 500,000 shares, of the Corporation's common stock, which were formerly held by MMDI. Under the Predecessor Agreements, HMRI has been granted certain exclusive, worldwide licenses by the Corporation, and has the right to negotiate with the Corporation within specified parameters to obtain certain other exclusive, worldwide licenses with respect to products resulting from the joint research programs. In consideration for these licenses, HMRI will pay royalties to the Corporation on sales of such products. In fiscal year 1995, the Corporation earned an aggregate of $3,405,335 in research funding under the Predecessor Agreements. The Corporation and HMRI are currently in negotiations with respect to a new agreement that would consolidate the Predecessor Agreements. The terms of this prospective agreement are not yet determined, but the Corporation anticipates that the level of annual funding under the new agreement would be reduced somewhat compared to the total annual funding under the Predecessor Agreements.

                      AMENDMENT OF THE 1993 INCENTIVE AND
                        NON-QUALIFIED STOCK OPTION PLAN

     Subject to stockholder approval as described in this Proxy Statement, the Board of Directors has approved a proposal to adopt an amendment (the "Amendment") to the 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Plan"), which Amendment would establish automatic, formula based option awards for any director who is not also an employee of the Corporation or the designee of a third party who is entitled to representation on the Board of Directors of the Corporation (a "Non-Employee Director"). Presently, under the 1993 Plan the Corporation may issue incentive stock options and non-qualified stock options. The Corporation has reserved 1,600,000 shares of its Common Stock for issuance upon exercise of any options issued pursuant to the 1993 Plan.

MATERIAL FEATURES OF THE 1993 PLAN

     Participation in the 1993 Plan is limited to directors, officers, key employees and consultants of the Corporation and its affiliates. Directors who are not also officers or key employees and consultants may be awarded only non-qualified stock options (each an "NQSO"). As of December 31, 1995, ten directors (including six Non-Employee Directors), 31 officers and key employees, and 25 consultants were eligible to participate in the 1993 Plan.

     The exercise price of incentive stock options granted under the 1993 Plan is 100% of the fair market value of the Common Stock on the date of the grant of such option, unless the incentive stock option is granted to an employee who beneficially owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder"), in which case the exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of an NQSO granted under the 1993 Plan shall be determined at the discretion of the Committee, provided, however, that the exercise price shall not be less than 50% of the fair market value of the Common Stock on the date of the grant of such option.

     Options granted under the 1993 Plan may not have exercise periods exceeding ten years from the date of grant. Options granted to 10% Stockholders shall be exercisable only within five years from the date of grant.

     The 1993 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee has the sole authority, subject to the provisions of the 1993 Plan, to determine to whom (within the class of eligible persons) the options will be granted, the number of shares to be subject to each option, the duration of each option, the time during which an option may be exercised and, for the most part, other terms and conditions of the options.

     The 1993 Plan can be amended by the Board of Directors of the Corporation or the Committee without the approval of the stockholders, provided that no such action may affect or impair the rights of a recipient under any option theretofore granted under the 1993 Plan, and, provided further, that no action can be taken without the approval of the stockholders to increase the aggregate number of shares of Common Stock subject to the 1993 Plan, change the purchase price for shares subject to options, extend the period under which options may be granted or exercised or materially modify the requirements as to eligibility for participation in the 1993 Plan. Unless earlier terminated, no options may be granted pursuant to the 1993 Plan after January 14, 2003.

PROPOSED AMENDMENT TO THE 1993 PLAN

     The Amendment provides for the automatic, formula based grant of NQSO's to Non-Employee Directors. The Amendment does not increase the number of shares of Common Stock reserved for issuance under the 1993 Plan.

     Under the Amendment, each Non-Employee Director will receive an NQSO to purchase 50,000 shares of Common Stock (the "Initial Options") upon the Non-Employee Director's initial election to the Board. Each Initial Option will vest one-half immediately upon grant, and one-half upon the Non-Employee Director's reelection to the Board for a second consecutive term.

     In addition to the Initial Options, the Amendment provides for the annual grant of NQSO's (the "Annual Options") to Non-Employee Directors at such times and in such amount as set forth in Table I, provided that no Annual Options may be issued following the termination of the 1993 Plan. Each Annual Option will vest one-third upon the first anniversary of its date of grant (the "Grant Date"), with the remainder vesting ratably on a monthly basis over the succeeding 24 months.

     The exercise price of both the Initial Options and Annual Options (collectively, the "Formula Options") will be equal to 100% of the fair market value of the Common Stock on the Grant Date. The Formula Options will expire on the tenth anniversary of their respective Grant Dates, subject to the sooner expiration upon the occurrence of certain events set forth in the 1993 Plan which are generally applicable to all options granted under the 1993 Plan.

     If the Amendment is approved by the stockholders, six Non-Employee Directors (Drs. Gee and Lovenberg and Messrs. Browne, French, Takata and White) would be eligible to receive Annual Options, five of whom would receive Annual Options to purchase 20,000 shares of Common Stock, effective as of June 21, 1995. (Dr. Lovenberg is presently serving his second term as a director and would not be eligible to receive Annual Options until his re-election for a third term.)

                                    TABLE I
                        SCHEDULE OF ANNUAL OPTION AWARDS

NUMBER OF SHARES
   UNDERLYING
 ANNUAL OPTION
     AWARDS                                       TIMING OF AWARD
----------------   -----------------------------------------------------------------------------
     20,000        On the later of June 21, 1995, or the date of the Non-Employee Director's reelection to a third one-year term;
     20,000        On the later of the date of the annual meeting of stockholders in 1996, or the date of the Non-Employee Director's reelection to a fourth one-year term;
     15,000        On the later of the date of the annual meeting of stockholders in 1997, or the date of the Non-Employee Director's reelection to a fifth one-year term;
     15,000        On the later of the date of the annual meeting of stockholders in 1998, or the date of the Non-Employee Director's reelection to a sixth one-year term;
     10,000        On the later of the date of the annual meeting of stockholders in 1999, or the date of the Non-Employee Director's reelection to a seventh one-year term;
     10,000        On the later of the date of the annual meeting of stockholders in 2000, or the date of the Non-Employee Director's reelection to an eighth one-year term; and
     10,000        On the later of the date of the annual meeting of stockholders in 2001, or the date of the Non-Employee Director's reelection to a ninth one-year term.

                       NEW PLAN BENEFITS ATTRIBUTABLE TO
      AMENDMENT OF THE 1993 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

                                                      POTENTIAL REALIZED VALUE AT
                                                        ASSUMED ANNUAL RATES OF
                                                     STOCK PRICE APPRECIATION FOR
                                                            OPTION TERM(1)
                                                  -----------------------------------    NUMBER OF
               NAME AND POSITION                     0%           5%           10%         UNITS
------------------------------------------------  ---------    ---------    ---------    ---------
Executive Group.................................         --           --           --          --
Non-Executive Director Group, June 1995(2)......  $       0    $ 259,875    $ 655,875     100,000
Non-Executive Officer Employee Group............         --           --           --          --

---------------
(1) Assumes options granted for a term of ten years and the price of the Corporation's Common Stock appreciates at the rates of 0%, 5% and 10%, respectively, compounded annually for the ten year term of the options.

(2) Assumes five Non-Employee Directors eligible for June 1995 grant; the fair market value of the Corporation's Common Stock on the Grant Date was $4.125.

Note: Benefits attributable to future grants of Annual Options are not determinable since such benefits depend, in part, upon the price of the Corporation's Common Stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE 1993 PLAN

     The following is a brief description of the federal income tax consequences under present tax laws of stock options granted under the 1993 Plan.

     Incentive Stock Options. Generally, there will be no federal income tax consequences to either the optionee or the Corporation upon the grant or exercise of an incentive stock option ("ISO"). Upon exercise of an ISO, however, the excess of the current fair market value of the shares so acquired over the price paid for such shares will generally be treated as a positive adjustment in determining the optionee's alternative minimum taxable income for the year of exercise.

     If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon disposition will be taxable to the employee as long-term capital gain, and the Corporation will not be entitled to any deduction. If an optionee disposes of shares without meeting the foregoing holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Corporation will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the price paid for such shares, or (b) the excess of the amount realized on such disposition over the price paid for such shares.

     Non-Qualified Stock Options. There will be no federal income tax consequences to either the optionee or the Corporation upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the price paid for such shares, and the Corporation will generally be entitled to a federal income tax deduction in that amount.

RECOMMENDATION

     The 1993 Plan is intended to secure for the Corporation and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by Non-Employee Directors. Such incentive resulting from the acquisition of a proprietary interest in the Corporation is similar to that which the 1993 Plan seeks to create with respect to the Corporation's other directors, employees and consultants. The Amendment also is designed to be competitive with the director compensation programs of other corporations comparable to the Corporation and to respond to the trend in recent years toward increasing the non-cash, incentive components of director compensation.

     The Amendment establishes formula based option awards under which the timing and amount of option grants and the exercise prices thereunder are fixed and automatic and not subject to the discretion of any person. The reason for such a formula structure is to allow all Non-Employee Directors, including those who are members of the Committee, to be eligible for the grant of options. Unless a formula plan is used, the grant of options to members of the Committee would be subject to the "short-swing profits" liability provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"). Under Rule 16b-3, the grant of options may be exempt from such liability if, among other factors, the grants are made according to a formula that eliminates all discretion of the Board or any Board committee with respect to the timing, amount or exercise price of option grants to Non-Employee Directors.

     For the foregoing reasons, the Board of Directors and management believe that approval of the Amendment is in the best interests of the Corporation.

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT.

               APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board of Directors is submitting for stockholder approval the adoption of the 1995 Employee Stock Purchase Plan (the "1995 Plan"). Under the 1995 Plan, eligible employees (each, individually, a "Participant") (which generally includes all employees of the Corporation who work at least twenty hours per week) may elect to designate a portion of the Participant's earnings (not to exceed 10% of the Participant's gross earnings) to purchase shares of the Corporation's Common Stock. The purchase price for the shares is equal to the lesser of (i) 85% of the fair market value of the Common Stock on the first day of the quarterly purchase period (the "Purchase Period") or (ii) 85% of the fair market value of the Common Stock on the last day of the Purchase Period (the "Purchase Price"). The Corporation will reserve 500,000 shares of Common Stock for issuance under the 1995 Plan. No offers have been made under the 1995 Plan.

     The purpose of the 1995 Plan is to encourage the Corporation's employees to acquire proprietary interests in the Corporation through ownership of Common Stock. The Board of Directors believes that employees who participate in the 1995 Plan will have a closer identification with the Corporation by virtue of their ability as stockholders to participate in the Corporation's growth and earnings. As of December 31, 1995, approximately 95 employees of the Corporation would be eligible to participate in the 1995 Plan.

ADDITIONAL FEATURES OF 1995 PLAN

     Generally, under the 1995 Plan, any person who has been regularly employed by the Corporation or a subsidiary for at least ninety days, works at least twenty (20) hours per week, and is able to authorize payroll deductions, is eligible to participate. To participate in the 1995 Plan, a Participant must submit an election form to the Corporation designating the amount to be deducted from the Participant's earnings for each pay period during that, and subsequent, Purchase Periods to be used to purchase Common Stock under the terms of the 1995 Plan. Participants may subscribe to purchase that number of shares of Common Stock which could be purchased by the aggregate amount of the Participant's designated payroll deduction for a given Purchase Period, at a price equal to the Purchase Price; provided that (i) the aggregate fair market value of stock which may be purchased by any Participant during a calendar year does not exceed $25,000, and (ii) no more than 10% of a Participant's gross earnings per pay period may be designated toward the purchase of Common Stock under the 1995 Plan. Participants may cancel their subscription to purchase at any time prior the end of the Purchase Period and receive in cash the amount credited to their account. Upon the death of a Participant, the beneficiary of the Participant may elect that the accumulated payroll deductions (the "Accrued Contribution") through the date of the Participant's death either (i) be distributed in a lump sum payment to the beneficiary or (ii) be distributed in cash and such number of shares of Common Stock as the Accrued Contribution would purchase at the applicable purchase price.

PLAN ADMINISTRATION AND TERMINATION

     The 1995 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Board of Directors may amend, terminate or suspend the 1995 Plan at any time, provided that approval of the Corporation's stockholders is required for any amendment to increase the number of shares available for purchase under the 1995 Plan or to change the eligibility requirements for Participants. Unless earlier terminated, the 1995 Plan will continue in effect until such time as all the shares reserved for issuance pursuant to the 1995 Plan are issued. If, at the end of any Purchase Period, the aggregate funds available for purchase of Common Stock would purchase a greater number of shares than is available for purchase, the number of shares that would otherwise be purchased by each Participant at the end of the Purchase Period will be proportionately reduced in order to eliminate the excess. The 1995 Plan would then automatically terminate after such Purchase Period. Upon expiration or termination of the 1995 Plan, any amount not applied toward the purchase of Common Stock will be refunded to the Participant.

NEW PLAN BENEFITS

     It is not possible to determine how many eligible employees will participate in the 1995 Plan in the future; however, if the 1995 Plan had been in effect during fiscal 1995 and each of the named executive officers had designated the maximum amount of his or her salary earned during fiscal 1995 to purchase shares of the

Corporation's Common Stock pursuant to the terms of the 1995 Plan, then the named executive officers would have received the following estimated benefit:

                       ESTIMATED NEW PLAN BENEFITS UNDER
                     THE 1995 EMPLOYEE STOCK PURCHASE PLAN

                                                                    MAXIMUM              MAXIMUM
                                                                   EMPLOYEE             POTENTIAL
                      NAME AND POSITION                         CONTRIBUTION($)     ANNUAL BENEFIT(1)
--------------------------------------------------------------  ---------------     -----------------
Gary E. Frashier..............................................      $25,000              $ 4,412
  Vice Chairman, Chief Executive Officer, Director
Steven M. Peltzman............................................       19,289                3,404
  President, Chief Operating Officer, Director
J. Gordon Foulkes, Ph.D.......................................       17,625                3,110
  Vice President, Chief Scientific Officer, Director
Colin Goddard.................................................       11,991                2,116
  Vice President, Research Operations
Ann H. Rose, Ph.D.............................................       14,135                2,494
  Vice President, TGF Beta Program &
  Regulatory Affairs
Robert L. Van Nostrand........................................       10,975                1,937
  Vice President, Finance and Administration, Secretary
Executive Group...............................................       99,015               17,473
Non-Executive Director Group..................................          N/A(2)               N/A(2)
Non-Executive Officer Employee Group..........................           --(3)                --(3)

---------------
(1) Maximum annual plan benefit is determined by calculating the maximum contribution each Participant could have made in 1995 had the 1995 Plan been in effect, and estimating each Participant's savings attributable to purchasing shares at a 15% discount. The benefits attributable to brokerage costs avoided and to the option privilege cannot be reasonably determined.

(2) Non-Employee Directors are not eligible to participate in the 1995 Plan.

(3) The benefits to this group depend upon factors which are not within the control of, or determinable by, the Corporation.

FEDERAL TAX CONSEQUENCES

     The 1995 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, neither the grant nor the exercise of an option under the 1995 Plan will have immediate tax consequences for the Corporation or the employee. The amounts deducted from an employee's earnings for the purchase of shares under the 1995 Plan will not be excludable from such employee's taxable compensation income and will generally be deductible by the Corporation as compensation expense.

     A portion of the gain, if any, recognized by an employee upon the disposition of shares acquired under the 1995 Plan will be treated as compensation income, taxable at ordinary federal income tax rates. If such disposition of shares occurs more than two years after the date the option to purchase shares was granted, the amount of compensation income will be limited to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares under the option or
(ii) the excess of the fair market value of the shares at the time the option was granted over the option price (determined as if the option were exercised at such time). The amount of such compensation income will be added to the employee's basis in the shares disposed of, and will not be deductible by the Corporation. Any additional gain recognized by the holder of shares upon such a disposition will be taxed as a long-term capital gain.

     If shares acquired under the 1995 Plan are disposed of within two years of the date the option to purchase shares was granted, the employee must include in his or her gross income for the year in which the disposition occurred, compensation income equal to the excess of the fair market value of such shares on the date such option was exercised over the price paid for such shares. In such event, the Corporation will generally be allowed a compensation deduction equal to the ordinary income recognized by the employee and such amount will be added to the employee's basis in the shares disposed of. Any remaining gain recognized by the employee from such disposition will be short-term or long-term capital gain, depending upon whether the employee held the shares for more than twelve months. Any loss from the disposition of the shares will be a short-term or long-term capital loss.

     If the holder of shares acquired under the 1995 Plan dies while still holding such shares, such holder shall recognize compensation income in the taxable year ending with his or her death equal to the lesser of (i) the excess of the fair market value of the shares at the time of such death over the amount paid for the shares under the option or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (determined as if the option were exercised at such time). The Corporation will not be entitled to deduct the amount taxed as compensation income to the deceased employee.

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1995 PLAN.

                 APPROVAL OF THE DIRECTORS' STOCK PURCHASE PLAN

     The Board of Directors is submitting for stockholder approval the adoption of the Directors' Stock Purchase Plan (the "Directors' Plan"). Under the Directors' Plan, all Non-Employee Directors may elect to receive up to 50% of his or her monthly retainer fee and/or up to 50% of attendance fees earned during any monthly period, in the form of shares of the Corporation's Common Stock. Presently, six Non-Employee Directors would be eligible to participate in the Directors' Plan. The Corporation will reserve 100,000 shares of Common Stock for issuance under the Directors' Plan. As of this date, no offers have been made under the Directors' Plan.

     Non-Employee Directors must file an election with the Corporation at least six months prior to the month in which the Non-Employee Director intends to participate in the Directors' Plan. Separate elections (and different percentage amounts) may be made with respect to retainer fees and attendance fees. Six months notice of withdrawal or change in percentage is required, and elections, once made, are irrevocable. Purchases will be made monthly and the number of shares will be determined based upon the fair market value of the Common Stock on the date the Non-Employee Director earns the fee designated to purchase the shares.

PLAN ADMINISTRATION AND TERMINATION

     The Directors' Plan will be administered by the Board of Directors or such officers of the Company as the Board of Directors may appoint. The Board of Directors may amend, terminate or suspend the Directors' Plan at any time, provided that approval of the Corporation's stockholders is required for any amendment to increase the number of shares available for purchase under the Directors' Plan, to modify the eligibility requirements for Participants, to extend the expiration date of the Directors' Plan or to materially increase the benefits accruing to Participants. Unless earlier terminated, the Directors' Plan will continue in effect until December 13, 2006, except that if at the end of any monthly Purchase Period (the "Purchase Period") the aggregate funds available for purchase of Common Stock would purchase a greater number of shares than is available for purchase, the number of shares that would otherwise be purchased by each Non-Employee Director at the end of the Purchase Period will be proportionately reduced in order to eliminate the excess. The Directors' Plan would then automatically terminate after such Purchase Period. Upon expiration or termination of the Directors' Plan, any amount not applied toward the purchase of Common Stock will be refunded to the Non-Employee Director.

NEW PLAN BENEFITS

     It is not possible to determine how many Non-Employee Directors will participate in the Directors' Plan in the future; however, six of the Corporation's directors (who are also nominees for re-election) would be eligible to participate in the Directors' Plan as Non-Employee Directors. As described under "Federal Tax Consequences," there is no tax benefit associated with the payment of the directors' fees in stock or cash. Consequently, the benefit to Non-Employee Directors who elect to receive their fees in stock is the saving of brokerage fees which would be otherwise payable on the purchase of shares; such amounts would not be substantial.

FEDERAL TAX CONSEQUENCES

     For federal income tax purposes, directors receiving shares of Common Stock under the Directors' Plan will be treated as receiving ordinary compensation income equal to the fair market value of such shares on the date they are transferred. The Corporation will be entitled to a compensation deduction in the same amount subject to any limitations generally applicable to the deduction of fees or other compensation paid to directors.

RECOMMENDATION

     The purpose of the Directors' Plan is to secure for the Corporation and its stockholders the benefits of the incentive inherent in increased Common Stock ownership by Non-Employee Directors. The Board of Directors believes that Directors who participate in the Directors' Plan will have a greater incentive to enhance the value of the Corporation's Common Stock. The Directors' Plan also is designed to be competitive with the director compensation programs of other corporations comparable to the Corporation and will enable the Corporation to attract the most highly qualified individuals to serve as members of the Board of Directors.

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE CORPORATION AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTORS' PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has audited the books and records of the Corporation for several years and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP to audit the books and accounts of the Corporation for the current fiscal year.

     Representatives of KPMG Peat Marwick LLP are expected to be available at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. If the stockholders do not ratify the selection of this firm, the selection of another firm of independent certified public accountants will be considered by the Board of Directors.

                                REQUIRED FILINGS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely on the Corporation's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Corporation believes that, during the fiscal year ended September 30, 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following: (i) with respect to a transaction by Mr. French, no Form 4 was filed; and (ii) certain initial holdings of Dr. Goddard were reported late.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to present proposals at the Corporation's Annual Meeting of Stockholders to be held in 1997 must submit their proposals to the Secretary of the Corporation on or before October 19, 1996. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals.

                                          By Order of the Board of Directors

                                          Robert L. Van Nostrand
                                          Secretary
February 16, 1996

                             ONCOGENE SCIENCE, INC.

                                      PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 25, 1996

    THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS


         The undersigned hereby appoints Gary E. Frashier and Robert L. Van Nostrand, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of Oncogene Science, Inc. held of record by the undersigned on January 24, 1996, at the annual meeting of stockholders to be held on March 25, 1996, or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, "FOR" THE PROPOSAL TO AMEND THE CORPORATION'S 1993 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN, "FOR" THE PROPOSAL TO ADOPT THE 1995 EMPLOYEE STOCK PURCHASE PLAN, "FOR" THE PROPOSAL TO ADOPT THE DIRECTORS' STOCK PURCHASE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS. The shares represented by this Proxy will be voted as specified on the reverse side. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5.

                     (Continued and to be dated and signed on the reverse side.)

                                      ONCOGENE SCIENCE, INC.
                                      P.O. BOX 11097
                                      NEW YORK, NY  10203-0097

                             [Reverse Side of Card]

1.       Election of Directors (Term to expire at next Annual Meeting)

         FOR all nominees listed below     [ ]

         WITHHOLD AUTHORITY to vote
         for all nominees listed below     [ ]

         *EXCEPTIONS                       [ ]


Edwin A. Gee, Ph.D., Gary E. Frashier, Steven M. Peltzman, J. Gordon Foulkes, Ph.D., G. Morgan Browne, John H. French, II, Walter M. Lovenberg, Ph.D., Walter
M. Miller, Gary Takata, John P. White.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the "Exceptions" space provided. THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD. *Exceptions
                             ---------------------------------------------------

2. PROPOSAL TO AMEND THE CORPORATION'S 1993 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN.

         FOR              [ ]

         AGAINST          [ ]

         ABSTAIN          [ ]

3.       PROPOSAL TO ADOPT THE 1995 EMPLOYEE STOCK PURCHASE PLAN.

         FOR              [ ]

         AGAINST          [ ]

         ABSTAIN          [ ]

4.       PROPOSAL TO ADOPT THE DIRECTORS' STOCK PURCHASE PLAN.

         FOR              [ ]

         AGAINST          [ ]

         ABSTAIN          [ ]


5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the Corporation for the fiscal year ending September 30, 1996.

         FOR              [ ]

         AGAINST          [ ]

         ABSTAIN          [ ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

CHANGE OF ADDRESS OR COMMENTS MARK HERE[ ]

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

Dated:                   , 1996
      -------------------

                           (SEAL)
---------------------------
        Signature

                           (SEAL)
---------------------------
 Signature if held jointly


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [x]

(PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
 ENVELOPE.)

                               LIST OF APPENDICES



                                                                                     APPENDIX
                                     PLAN NAME                                        NUMBER
-----------------------------------------------------------------------------------  --------
1993 Incentive and Non-Qualified Stock Option Plan.................................       I
1995 Employee Stock Purchase Plan..................................................      II
Stock Purchase Plan for Non-Employee Directors.....................................     III
  (Referred to in the Proxy Statement as the "Directors' Plan")

                                                                      APPENDIX I

                             ONCOGENE SCIENCE, INC.
                        1993 INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN*

1.       Purpose

                 The purpose of this 1993 Incentive and Non-Qualified Stock Option Plan (the "Plan" is to encourage and enable selected management, other key employees, directors (whether or not employees), and consultants of Oncogene Science, Inc. (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such employees, directors, and consultants with a more direct stake in the future welfare of the Company, and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with, or become associated with, the Company or a parent or subsidiary of the Company. Pursuant to the Plan, such persons will be offered the opportunity to acquire Common Stock through the grant of incentive stock options and "non-qualified" stock options.

                 As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation).

2.       Administration of the Plan

                 The Plan shall be administered by a Stock Option Committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which committee shall consist of not less than three members of the Board of Directors and each member of which shall be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation ("Rule 16b-3"). Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan.

                 In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons





* [Including text of the Amendment adopted by the Board of Directors as of June 21, 1995, and submitted to the stockholders for approval at the annual meeting of stockholders on March 25, 1996.]

         participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of options to be included in the grants, the number of options which shall be treated as incentive stock options, and the option price.

3.       Shares of Stock Subject to the Plan

                 Except as provided in subparagraphs 6(h) and 6(i) and paragraph 7, the number of shares that may be issued or transferred pursuant to the exercise of options granted under the Plan shall not exceed 1,600,000 shares of Common Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares may again be subject to an option right under the Plan. The aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Plan and all plans of the Company and any parent and subsidiary of the Company) shall not exceed $100,000.

4.       Eligibility

                 Incentive stock options may be granted only to management and other key employees who are employed by the Company or a parent or subsidiary of the Company. An incentive stock option may be granted to a director of the Company or a parent or subsidiary of the Company, provided that the director is also an officer or key employee. Directors who are not officers or key employees, and consultants, may only be granted non-qualified stock options.

5.       Granting of Options

                 No options pursuant to this Plan may be granted after the expiration of business on January 14, 2003. The date of the grant of any option shall be the date on which the Committee authorizes the grant of such option.

6.       Options

                 Options shall be evidenced by stock option agreements in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements need not be identical and shall be subject to the following terms and conditions:

                          (a) Option Price. The purchase price under each incentive stock option shall be not less than 100% of the Fair Market Value of the Common Stock at the time the option is granted and not less than the par value of such Common Stock. In the case of an incentive stock option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder"), actually or constructively under Section 425(d) of the Code, the option price shall not be less than 110% of the Fair Market Value of the Common Stock subject to the option at the time of its grant. The purchase price under each non-qualified stock option shall be specified by the Committee, but shall in no case be less than the greater of 50% of the Fair Market Value of the Common Stock at the time the option is granted and the par value of such Common Stock.

                          (b) Medium and Time of Payment. Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the shares delivered shall be the Fair Market Value of such shares on the date of exercise of the respective option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any federal, state, or local withholding taxes.

                          (c) Waiting Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted. In the case of an incentive stock option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

                          (d) Rights as a Stockholder. A recipient of options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                          (e) Non-Assignability of Options. No option shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, options shall be exercisable only by him.

                          (f) Effect of Termination of Employment. If a recipient's employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. The term "Retirement" shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has at least five years' service with the Company. If a recipient's employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an incentive stock option will not be available to a recipient who exercises any incentive stock option more than
                 (i) 12 months after the date of termination of employment due to death or permanent disability or (ii) three months after the date of termination of employment due to Retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee pursuant to subparagraph 6(c) above. The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any option agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.

                          (g) Leave of Absence. In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

                          (h)     Recapitalization.  In the event that
                 dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

                          (i) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property of stock of the Company is acquired by another corporation, or in case of a separation, reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options shall, with respect to incentive stock options, comply with the requirements of Section 425 of the Code, or (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

                          (j) General Restrictions. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue, transfer, or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                          The Company shall not be obligated to sell or issue
                 any shares of Common Stock in any manner in contravention of the Securities Act or any state securities law. The Board of Directors may, in connection with the granting of each option, require the individual to whom the option is to be granted to enter into an agreement with the Company stating that as a condition precedent to each exercise of the option, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any options granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the optionee with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the optionee, pursuant to any such agreement, without interest thereon.

                          "Fair Market Value" for all purposes under the Plan
                 shall mean the closing price of shares of Common Stock, as reported in The Wall Street Journal, in the NASDAQ National Market Issues or similar successor consolidated transactions reports (or a similar consolidated transactions report for the exchange on which the shares of Common Stock are then trading) for the relevant date, or if no sales of shares of Common Stock were made on such date, the average of the high and low prices of shares as reported in such composite transaction report for the preceding day on which sales of shares were made. If the shares are not listed on a national securities exchange or the NASDAQ National Market System at the time Fair Market Value is to be determined, then Fair Market Value shall be determined by the Committee in good faith pursuant to such method as to the Committee deems appropriate and equitable. Under no circumstances shall the Fair Market Value of a share of Common Stock be less than its par value.

7.       Termination and Amendment of the Plan

                 The Board of Directors shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any option right theretofore granted under the Plan; and, provided, further, that unless first duly approved by the stockholders of the

         Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in subparagraphs 6(h) and 6(i), no amendment or change shall be made in the Plan: (a) increasing the total number of shares which may be issued or transferred under the Plan; (b) changing the purchase price hereinbefore specified for the shares subject to options; (c) extending the period during which options may be granted or exercised under the Plan; or (d) changing the designation of persons eligible to receive options under the Plan.

8.       Restriction of Sale of Shares

                 Without the written consent of the Company, no stock acquired by an optionee upon exercise of an incentive stock option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422A(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any such disposition, including any federal, state, or local withholding taxes.

9.       Effective Date of the Plan

                 This Plan shall become effective January 15, 1993, subject, however, to approval by the stockholders of the Company within 12 months next following adoption by the Board of Directors; and if such approval is not obtained, the Plan shall terminate and any and all options granted during such interim period shall also terminate and be of no further force or effect. The Plan shall, in all events, terminate on January 14, 2003, or on such earlier date as the Board of Directors of the Company may determine. Any option outstanding at the termination date shall remain outstanding until it has either expired of has been exercised.

10.      Compliance with Rule 16b-3

                 With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or is successors. To the extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.  Automatic Grant of Options to Non-Employee Directors

                 (a) Each director who is not also an employee of the Company or any of its affiliates or the designee of any stockholder of the Company pursuant to a right to designate one or more directors (an "Eligible Director") shall automatically be awarded a grant of 50,000 non-qualified stock options upon his or her initial election to the Board of Directors. Such options shall vest and be exercisable solely in accordance with the following schedule:

                 (i) The options may be exercised with respect to a maximum of one-half of the option shares during the twelve-month period beginning after the date of grant.

                 (ii) The options may be exercised with respect to all of the option shares upon the Eligible Director's reelection to the Board of Directors for a second consecutive term.

                 (iii) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

                 (b) In addition to the grant provided in subsection (a), each Eligible Director shall automatically be awarded a grant of non-qualified stock options upon the re-election of such Eligible Director to a third or subsequent, successive term, in the amount and at the times hereinafter set forth. Such automatic grants of non-qualified stock options shall commence on June 21, 1995, and shall occur annually thereafter on the date of the annual meeting of stockholders for such year until the termination of the Plan. The number of options to which each Eligible Director shall be entitled pursuant to this subsection (b) shall be as follows:

                 (i) 20,000 on the later of June 21, 1995, or the date of the Eligible Director's reelection to a third one-year term;

                 (ii) 20,000 on the later of the date of the annual meeting of stockholders in 1996, or the date of the Eligible Director's reelection to a fourth one-year term;

                 (iii) 15,000 on the later of the date of the annual meeting of stockholders in 1997, or the date of the

                          Eligible Director's reelection to a fifth one-year term;

                 (iv) 15,000 on the later of the date of the annual meeting of stockholders in 1998, or the date of the Eligible Director's reelection to a sixth one-year term;

                 (v) 10,000 on the later of the date of the annual meeting of stockholders in 1999, or the date of the Eligible Director's reelection to a seventh one-year term;

                 (vi) 10,000 on the later of the date of the annual meeting of stockholders in 2000, or the date of the Eligible Director's reelection to an eighth one-year term; and

                 (vii) 10,000 on the later of the date of the annual meeting of stockholders in 2001, or the date of the Eligible Director's reelection to a ninth one-year term.

         Such options shall vest and be exercisable solely in accordance with the following schedule:

                 (i) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

                 (ii) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

                 (iii) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

                 (iv) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

                 (c)      The option price for all options awarded under this
         Section 11 shall be equal to 100 percent of the Fair Market Value on the date of grant.

                 (d) This Section 11 shall not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employment Retirement Income Security Act, or the rules thereunder.

                                                                     APPENDIX II

                             ONCOGENE SCIENCE, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I -- PURPOSE

1.01.    PURPOSE.

         The purpose of the 1995 Employee Stock Purchase Plan (the "Plan") is to enable eligible employees of Oncogene Science, Inc., a Delaware corporation (the "Company"), and any subsidiary corporation, to acquire proprietary interests in the Company through the ownership of Common Stock in the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earning. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                            ARTICLE II -- DEFINITIONS

2.01.    BASE PAY.

         "Base Pay" shall mean regular base compensation, excluding payments for overtime, bonuses and other special payments, payable to an Employee on each regular pay date of the Company.

2.02.    COMMITTEE.

         "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, or such other committee or body as shall be designated by the Company's Board of Directors from time to time.

2.03.    EMPLOYEE.

         "Employee" shall mean any person who has been in the continuous employ of the Company or any Subsidiary for at least 90 days and is regularly scheduled to work more than 20 hours per week.

2.04.    MARKET VALUE.

         "Market Value" for all purposes under the Plan shall mean the closing price of the Stock, as reported in The Wall Street Journal, in the NASDAQ National Market System or similar successor consolidated transactions reports (or a similar consolidated transactions report for the exchange on which the Stock is then trading) for the relevant date, or if no sales of shares of Stock were made on such date, the average of the high and low prices of shares as reported in such composite transaction report for the preceding day on which sales of shares were made. If the shares are not listed on a national securities exchange or the NASDAQ National Market System at the time Market Value is to be determined, then Market Value shall be determined by the Committee in good faith pursuant to such method as to the Committee deems appropriate and equitable. Under no circumstances shall the Market Value of a share of Stock be less than its par value.

2.05.    STOCK.

         "Stock" shall mean the Common Stock, $.01 par value, of the Company.

2.06.    SUBSIDIARY.

         "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

3.01.    INITIAL ELIGIBILITY.

         Subject to Section 3.02 below, any Employee shall be eligible to participate in offerings under the Plan, beginning with the first offering commencing after such Employee shall have completed 90 days' continuous employment with the Company or a Subsidiary. An Employee shall become a participant in the Plan by completing and filing an authorization for payroll deduction as set forth in Section 5.01 below.

3.02.    RESTRICTIONS ON PARTICIPATION.

         Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

                 (a) if, immediately after the grant, such Employee would own Stock, and/or hold outstanding options to purchase Stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company (in accordance with the rules of Section 424(d) of the Code); or

                 (b) which permits his or her rights to purchase Stock under all employee stock purchase plans of the Company (and any Subsidiary) to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

The restrictions in this Section 3.02 are intended to satisfy the requirements of Sections 423(b)(3) and 423(b)(8) of the Code (and any successor provisions) and shall be interpreted consistently therewith.

                            ARTICLE IV -- OFFERINGS

4.01.    QUARTERLY OFFERINGS.

         The Plan will be implemented by quarterly offerings of the Stock (the "Offerings") beginning on the first day of each calendar quarter (the "Offering Commencement Date") and terminating on the last day of each such quarter (the "Offering Termination Date"). The initial Offering period under the Plan shall be the calendar quarter beginning April 1, 1996, and ending June 30, 1996; provided that the Committee may, in its discretion, postpone the initial Offering period to the calendar quarter beginning July 1, 1996, and ending September 30, 1996. Subject to earlier termination as set forth in Section 12.05, the Plan shall continue until all shares of Stock reserved for issuance under the Plan shall have been issued to Employees or their beneficiaries.

                         ARTICLE V -- PAYROLL DEDUCTIONS

5.01.    AUTHORIZATION FOR PAYROLL DEDUCTION.

         An Employee may become a participant in the Plan by completing an authorization for payroll deduction (an "Authorization") on the form provided by the Committee and filing it with the person designated from time to time by the Committee prior to the Offering Commencement Date of the Offering for which the Authorization is to be effective. An Authorization shall remain in effect for each succeeding Offering under the Plan unless such Authorization is terminated or changed as set forth below. The Authorization shall constitute an election to participate in Offerings under the Plan and shall specify the amount to be deducted by the Company from the participant's pay on each regular payday during the period the Authorization is in effect; provided that the amount specified in the Authorization will not be deducted from the first pay due after the filing of such Authorization unless such Authorization is filed at least ten business days (or such other period of time established by the Committee from time to time) prior to the date such pay is due to be paid. The amount to be deducted from each pay shall be expressed as a whole dollar amount and shall in no event exceed ten percent of the participant's Base Pay, as in effect at the Offering Commencement Date of each respective Offering made during the period the Authorization remains in effect.

5.02.    PARTICIPANT'S ACCOUNT.

         For each Offering under the Plan, all payroll deductions made for a participant during the period beginning with the Offering Commencement Date and ending with the Offering Termination Date shall be credited to his or her account under the Plan.

5.03.    CHANGES IN PAYROLL DEDUCTION.

         A participant may discontinue his or her participation in the Plan as provided in Section 7.02 and withdraw the accumulated payroll deductions in his or her account, but beginning on the Offering Commencement Date of an Offering a participant may not otherwise change the amount of his or her payroll deductions for the currently pending Offering. Any revised or new

Authorization filed by a participant during the currently pending Offering will not be effective for such current Offering, but will be effective for the immediately succeeding Offering.

5.04.    LEAVE OF ABSENCE.

         If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to discontinue participation in the Plan and withdraw the balance in his or her account pursuant to Section 7.02, (b) to discontinue further contributions to the Plan but remain a participant in the Plan, or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                        ARTICLE VI -- GRANTING OF OPTION

6.01.    NUMBER OF OPTION SHARES.

         On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of whole shares of Stock equal to the quotient obtained by dividing ten percent (10%) of the Base Pay payable to the Employee during the Offering (based upon the rate of Base Pay in effect on the Offering Commencement Date and assuming the Employee remains employed throughout the Offering) by 85% of the Market Price of the Stock on the Offering Commencement Date.

6.02.    OPTION PRICE.

         The option price of Stock purchased with payroll deductions made during such Offering for a participant shall be the lower of:

             (a)  85% of the Market Price on the Offering Commencement Date; or

             (b)  85% of the Market Price on the Offering Termination Date.

                        ARTICLE VII -- EXERCISE OF OPTION

7.01.    AUTOMATIC EXERCISE.

         Unless a participant gives a written notice of withdrawal to the Company as provided in Section 7.02, his or her option for the purchase of Stock during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of whole shares of Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to such participant pursuant to Section 6.01), and any excess in such participant's account at that time will be returned to such participant. If the number of shares of Stock to be purchased by the participants exceeds the number of shares available for issuance under the Plan, the shares available for issuance shall be allocated to the participants pro rata, based on the number of shares each participant would have purchased if sufficient shares had been available for issuance under the Plan, and any cash balance remaining in each participant's account shall be promptly refunded.

7.02.    WITHDRAWAL OF ACCOUNT.

         By written notice to the Company (in the manner specified from time to time by the Committee), at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to discontinue further payroll deductions and to withdraw all the accumulated payroll deductions in his or her account at such time.

7.03.    TRANSFERABILITY OF OPTION.

         During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.04.    DELIVERY OF STOCK.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, certificates representing the Stock purchased upon exercise of such participant's option.

                           ARTICLE VIII -- WITHDRAWAL

8.01.    EFFECT ON SUBSEQUENT PARTICIPATION.

         A participant's withdrawal from any Offering, as provided in Section 7.02, will not have any effect upon his or her eligibility to participate in any succeeding Offering.

8.02.    TERMINATION OF EMPLOYMENT.

         Upon termination of a participant's employment for any reason, other than death, the payroll deductions credited to his or her account will be returned.

8.03.    TERMINATION OF EMPLOYMENT DUE TO DEATH.

         Upon termination of a participant's employment because of death, such participant's beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Committee or such person as shall be designated by the Committee prior to the earlier of the Offering Termination Date or the expiration of a period of sixty days commencing with the date of the death of the participant, either:

             (a) to withdraw all of the payroll deductions credited to the deceased participant's account under the Plan, or

             (b) to exercise the participant's option for the purchase of Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price (but not in excess of the number of shares described in Section 6.01), and any excess in such account will be returned to said beneficiary, without interest.

         In the event that no such written notice of election shall be duly received by the Committee or the person designated by the Committee, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph
(b), to exercise the participant's option.

                             ARTICLE IX -- INTEREST

9.01.    PAYMENT OF INTEREST.

         No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant.

                               ARTICLE X -- STOCK

10.01.   MAXIMUM SHARES.

         The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 500,000. If an option granted under the Plan expires or is otherwise terminated without being exercised in full, the shares of Stock allocable to the unexercised portion of such option may again be offered for sale under the Plan.

10.02.   PARTICIPANT'S INTEREST IN OPTION STOCK.

         The participant will have no interest in Stock covered by his or her option until such option has been exercised.

10.03.   REGISTRATION OF STOCK.

         Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.04.   RESTRICTIONS ON EXERCISE.

         The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange or the NASDAQ National Market System, and that either:

         (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

                          ARTICLE XI -- ADMINISTRATION

11.01.   AUTHORITY OF COMMITTEE.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

                          ARTICLE XII -- MISCELLANEOUS

12.01.   DESIGNATION OF BENEFICIARY.

         A participant may designate a beneficiary, and may change such beneficiary from time to time, by written notice to the Committee or such person as shall be designated by the Committee. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by such participant under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall be deemed to have acquired any interest in the Stock or cash credited to a participant under the Plan prior to the death of such participant.

12.02.   TRANSFERABILITY.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03.   USE OF FUNDS.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         (a) If, while any options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities as a result of a reclassification, stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments may be made by the Committee in its sole discretion in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in future Offerings under the Plan may also be proportionately adjusted.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05.   AMENDMENT AND TERMINATION.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 12.04); or (ii) amend the requirements as to the corporations whose employees may purchase Stock under the Plan or the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

12.06.   EFFECTIVE DATE.

         The Plan shall become effective as of December 31, 1995, subject to approval by the stockholders of the Company.

12.07.   NO EMPLOYMENT RIGHTS.

         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.08.   EFFECT OF PLAN.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.09.   GOVERNING LAW.

         The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                                                    APPENDIX III

                             ONCOGENE SCIENCE, INC.
                             STOCK PURCHASE PLAN FOR
                             NON-EMPLOYEE DIRECTORS

         Oncogene Science, Inc., a Delaware corporation (the "Company"), adopts a Stock Purchase Plan (the "Director Plan") for non-employee Directors of the Company, as follows:

         I. PURPOSE - The purpose of the Director Plan is to provide Non-Employee Directors an opportunity to participate in the future growth and profitability of the Company through an election to acquire Common Stock of the Company in lieu of the Directors' monthly retainer fees and meeting attendance fees.

         II. SHARES SUBJECT TO THE DIRECTOR PLAN - The shares of Common Stock to be issued pursuant to the Director Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Subject to the provisions of Section VI hereof, the number of shares of Common Stock which may be granted to Directors hereunder shall not exceed 100,000 shares.

         III.  DEFINITIONS

"Attendance Fees" means the meeting attendance fees at the rate payable to Directors for attendance at meetings of the Board of Directors and committees of the Board, as such fees shall be in effect on the date of an Election under this Director Plan.

"Attendance Share" means each share of Common Stock granted under this Director Plan upon the Election of a Non-Employee Director to receive shares of Common Stock in lieu of a portion of such Director's Attendance Fees."

"Common Stock" means shares of the Company's Common Stock, $.01 par value.

"Company" means Oncogene Science, Inc., a Delaware corporation.

"Date of Grant" means (1) with respect to each Retainer Share the last day of the calendar month to which the Retainer Share relates and (2) with respect to each Attendance Share, the date that an Attendance Fee shall be earned.

"Effective Date" means the date this Plan is adopted by the stockholders of the Company.

"Election" means a valid election to acquire shares of Common Stock made pursuant to the terms and conditions of this Director Plan.

"Election Percentage" means the percentage of a Director's Attendance Fees and Retainer Fees foregone in lieu of the Plan Shares elected to be acquired hereunder.

"Election Period" means the period commencing on the first day of the next calendar month following the expiration of six months after an Election by a Director and terminating on the first day of the next calendar month following the expiration of six months' written notice by a Director of his withdrawal from participation in this Director Plan.

"Fair Market Value" means the closing price of the Common Stock on the National Association of Securities Dealers National Market ("NMS"), or, if there shall not be any reported transaction in the Common Stock on such date, the mean between the highest last reported bid price and the lowest last reported asked price, as reported by NMS.

"Non-Employee Director" means any Director of the Company who is not an employee of the Company or any of its subsidiaries.

"Plan Shares" means all Retainer Shares and Attendance Shares.

"Retainer Fees" means the monthly retainer fees at the rate payable to Directors, as such fees shall be in effect on the date of an Election under this Directors' Plan.

"Retainer Share" means each share of Common Stock granted under this Director Plan upon the Election of a Non-Employee Director to receive shares of Common Stock in lieu of all or part of such Director's Retainer Fees."

         IV. ADMINISTRATION - This Director Plan shall be administered by such officers of the Company as the Board of Directors shall from time to time appoint; provided that the interpretation and construction of any provision of this Director Plan or any Election shall remain with the Board of Directors, and any such determination by the Board of Directors shall be final and conclusive. The amount, price, and timing of the grants of Plan Shares hereunder shall be automatic, as described herein.

         V. GRANT OF SHARES - Subject to the terms and conditions of this Director Plan, Non-Employee Directors are hereby granted those Plan Shares as to which they make a valid Election pursuant to the terms of this Director Plan.

         VI. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION - The aggregate number of shares of Common Stock available for grant hereunder shall be appropriately adjusted by the Board of Directors in the event of any recapitalization or similar transaction or event.

         VII. EFFECTIVE AND EXPIRATION DATES OF THE DIRECTOR PLAN - This Director Plan shall be effective upon adoption by the Board of Directors, subject to the approval of the stockholders of the Company. This Director Plan shall expire ten years from the date of adoption by the Board of Directors.

         VIII. ELECTIONS - All Elections shall be made upon the following terms and conditions:

         Each Non-Employee Director shall have the right (1) to elect to receive Attendance Shares in lieu of a portion of the Director's Attendance Fees and (2) to elect to receive Retainer Shares in lieu of a portion of the Director's Retainer Fees during the Election Period.

         All Elections shall be in writing and shall be made by delivery of an Election to the Secretary of the Company at least six months prior to the month in which the Director intends to commence participation in this Director Plan.

         All Elections shall specify the Election Percentage for Attendance Shares and the Election Percentage for Retainer Shares. The maximum Election Percentage shall be fifty percent.

         All Elections shall be effective as of the beginning of the Election Period. A Director may withdraw from participation in this Director Plan or change an Election Percentage upon six months' written notice to the Secretary of the Company.

         No Election shall be effective with respect to any Plan Share unless the Non-Employee Director making the Election is still a Non-Employee Director on the Date of Grant of the Plan Share.

         As a further condition to an effective Election, each Non-Employee Director shall agree in writing not to sell, transfer or assign any Plan Shares on or before six (6) months from the Date of Grant of the Plan Share, as determined under Rule 16b-3 of the regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

         IX.  TERMS AND CONDITIONS OF GRANT

The number of Attendance Shares which shall be granted to a Non-Employee Director, with respect to each Attendance Fee during the Election Period, shall equal the Attendance Fee multiplied by the Election Percentage divided by the Fair Market Value of the shares of Common Stock at the close of business on the date such Attendance Fee shall be earned.

The number of Retainer Shares which shall be granted to a Non-Employee Director, with respect to each monthly Retainer Fee during the Election Period, shall equal the Retainer Fee for such month multiplied by the Election Percentage divided by the Fair Market Value of the shares of Common Stock at the close of business on the last business day of such month.

The Company may impose such restrictions on any Plan Shares acquired under this Director Plan as may be advisable in its judgment to ensure compliance with applicable federal or state securities laws and my legend the certificates representing such Plan Shares as an appropriate notice of such restrictions.

         X. DISCONTINUANCE AND AMENDMENT - The Board of Directors may, from time to time, amend, suspend or discontinue this Director Plan, provided that any amendment that would (i) increase the aggregate number of shares of Common Stock which may be granted under the Plan, (ii) materially increase the benefits accruing to Non-Employee Directors under this Director Plan, (iii) materially modify the requirements as to eligibility for participation in this Director Plan, or (iv) extend the expiration date of this Director Plan beyond that set forth in
Section VII hereof, shall be subject to the requisite approval of the Company's stockholders. Notwithstanding the foregoing, in no event shall this Director Plan be modified more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement income Security Act, or the rules thereunder, or the Rules promulgated by the Securities and Exchange Commission.

         The Board of Directors, without further approval of the stockholders, may terminate or suspend this Director Plan. Any such termination or suspension of the Director Plan shall not affect Plan Shares already granted.